Exhibit 10.4

Farfetch.com
Limited
2015 Long-Term Incentive Plan

Adoption Date

13 February 2015	Providing for the grant of:

● Awards of Restricted Shares

● Options

● Linked Awards

As defined in the Rules Part I – Employees’ Plan Part II – Non-employees’ Plan

FARFETCH.COM LIMITED 2015 LONG-TERM INCENTIVE PLAN

Table of Contents

Part I		6

The Farfetch.com Limited 2015 Long-Term Incentive Plan		6

Part A –Awards		6

1. Making of Awards		6

1.1.	Awards made by Board	6

1.2.	Terms of Awards	6

1.3.	Procedure for making of Awards and Award Date	6

1.4.	Contents of Award Certificate	6

1.5.	When Awards may not be made	7

1.6.	Who can be made Awards	7

1.7.	Right to refuse Awards	7

1.8.	Awards non-transferable	7

1.9.	Execution of Award Certificate by Award Holder	7

1.10.	Award of Restricted Shares (including Linked Shares)	7

1.11.	Employee Shareholder Shares	8

2. Plan Limits		8

2.1.	General	8

2.2.	Linked Awards	8

2.3.	Scaling down	8

3. Award Price		9

4. Performance Target and Conditions		9

4.1.	Setting of Performance Target and conditions	9

4.2.	Substitution, variation or waiver of Performance Target or conditions	9

4.3.	Performance Target or conditions can no longer be satisfied	9

4.4.	Notification of Award Holders	9

Part B –Vesting, exercise and Release Provisions		10

5. Vesting of Awards		10

5.1.	Earliest date for Vesting of Awards	10

5.2.	Effect of Award Vesting	10

5.3.	Power to declare Awards Vested	10

5.4.	Effect of cessation of Relevant Employment	10

5.5.	Effect of Award Holder becoming Bad Leaver	11

5.6.	Meaning of ceasing to be in Relevant Employment	11

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6. Release of Awards and Exercise of Options		11

6.1.	Release of Restricted Shares	11

6.2.	Options and Linked Awards may be exercised in whole or in part	11

6.3.	Procedure for exercise of Options	11

6.4.	Procedure for realisation of Linked Awards	12

6.5.	Realisation of Linked Awards prior to an Exit Event	12

6.6.	Return or repayment of Award Price where number of Plan Shares under Linked Option scaled down	12

6.7.	Issue or transfer of Plan Shares on exercise of an Option or a Linked Option	13

6.8.	Notification of Award Holder	13

6.9.	Net or Cash Settling	13

6.10.	Dividend equivalents	13

6.11.	US Taxpayers	14

6.12.	Realisation following cessation of Relevant Employment	14

6.13.	Power to declare Release Event	14

6.14.	Latest date for exercise of Options and Release of Shares	14

6.15.	No exercise or Release while Dealing Restrictions apply	14

6.16.	Interaction of Rules	15

7. Takeover, Reconstruction, Amalgamation or Winding-up of Company		15

7.1.	Takeover	15

7.2.	Reconstruction or amalgamation of Company	15

7.3.	Winding-up of Company	16

7.4.	Asset Sale	16

7.5.	Demergers and Other Events	16

7.6.	Meaning of “obtains a Controlling Interest of the Company”	16

7.7.	Notification of Award Holders	17

7.8.	Realisation of Awards prior to a corporate event	17

8. Replacement of Awards		17

8.1.	Circumstances in which exchange can occur	17

8.2.	Terms of Exchange	17

8.3.	Comparable Plan	17

9. Lapse of Awards		18

Part C –Procedural Provisions		19

10. Adjustment of Awards on Reorganisation		19

10.1.	Power to adjust Awards	19

10.2.	Award Price	19

10.3.	Notification of Award Holders	19

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11. Accounting for taxes and social security contributions		19

11.1.	Deductions	19

11.2.	Transfer of employer’s social security contributions	20

11.3.	Execution of Document by Award Holder	20

11.4.	Tax elections	20

12. Issue and Listing of Plan Shares		20

12.1.	Rights attaching to Plan Shares	20

12.2.	Availability of Plan Shares	20

12.3.	Listing of Plan Shares	20

13. Relationship of Plan to Contract of Employment		21

13.1.	Contractual Provisions	21

13.2.	Deemed Agreement	21

14. Administration of Plan		21

14.1.	Responsibility for administration	21

14.2.	Board’s decision final and binding	21

14.3.	Discretionary nature of Awards	21

14.4.	Provision of information	22

14.5.	Cost of Plan	22

14.6.	Data protection	22

14.7.	Third party rights	22

15. Amendment of Plan		22

15.1.	Power to amend Plan	22

15.2.	Rights of existing Award Holders	22

15.3.	Notification of Award Holders	22

16. Notices		22

16.1.	Notice by Company	22

16.2.	Deceased Award Holders	23

16.3.	Notice to Company	23

16.4.	Award Certificate	23

17. Governing Law and Jurisdiction		23

17.1.	Plan governed by English law	23

17.2.	English courts to have jurisdiction	23

17.3.	Jurisdiction agreement for benefit of Company	23

17.4.	Award Holder deemed to submit to such jurisdiction	23

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18. Interpretation		24

18.1.	Definitions	24

18.2.	Interpretation	27

Schedule 1- Calculations to be performed on receipt of Realisation Notice in respect of Linked Award		28

Schedule 2 – Standard Vesting Schedule		30

Part II		31

The Farfetch.com Limited 2015 Long-Term Incentive Plan – Non-employee plan		31

FARFETCH.COM LIMITED 2015 LONG-TERM INCENTIVE PLAN

Part I

The Farfetch.com Limited 2015

Long-Term Incentive Plan

Part A —Awards

1. Making of Awards

1.1. Awards made by Board

Subject to Rules 1.5 and 1.6, the Board may from time to time make Awards to Eligible Employees.

1.2. Terms of Awards

Subject to the Rules, the Board will in its absolute discretion decide whether or not any Awards are made at any particular time and, if they are, who they are made to and the terms of such Awards.

1.3. Procedure for making of Awards and Award Date

An Award shall be made by the Board passing a resolution in accordance with the Articles. The Award Date shall be the date on which the Board passes such resolution or such later date as specified in the resolution and allowed by Rule 1.5. The making of an Award shall be evidenced by a deed executed by or on behalf of the Board. An Award Certificate shall be issued to each Award Holder as soon as practicable following the making of the Award.

1.4. Contents of Award Certificate

An Award Certificate shall be in such form of document as the Board may determine from time to time, provided that it shall state all of the following:

1.	whether the Award comprises an Option or an award of Restricted Shares or a Linked Award;
2.	if the Award is an award of Restricted Shares or a Linked Award, whether the relevant Plan Shares are acquired pursuant to an Employee Shareholder’s Agreement;
3.	the Award Date;
4.	the class or classes of Plan Shares subject to the Award;
5.

the number of Plan Shares subject to the Award or how that number may be calculated and, in the case of a Linked Award, the number of Plan Shares subject to the Linked Option and the number of Plan Shares which are Linked Shares;

6.	the Award Price (if any) or method of determining the Award Price;
7.	the date or dates on which the Award will ordinarily Vest and the number of Plan Shares in respect of which the Award will Vest;
8.

the date or dates on which an Option (or in the case of a Linked Award, a Linked Option) may ordinarily be exercised or an Award of Restricted Shares (or in the case of a Linked Award, Linked Shares) be Released;

9.

the date or dates on which an Award will lapse if there has been no Release Event, and in the case of an Option or Linked Award, the last date on which the Option or Linked Option may be exercised, being in all cases not later than the tenth anniversary of the Award Date;

10.	the Performance Target (if any); and

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11.	any further conditions of the Award (if any).

1.5. When Awards may not be made

No Awards may be made before the Adoption Date or after the tenth anniversary of the Adoption Date.

1.6. Who can be made Awards

An Award may not be made to an individual who is not an Eligible Employee at the Award Date.

1.7. Right to refuse Awards

An Award Holder may, by notice in writing to the Company within thirty days after the Award Date say he does not want it in whole or part. In such a case, the Award shall to that extent be treated as never having been made. No payment is required from the Award Holder or the Company.

1.8. Awards non-transferable

An Award shall be personal to the Award Holder and, except in the case of the death of an Award Holder (which, where the Award Holder is a holder of Restricted Shares or Linked Shares, shall be governed pursuant to the Articles), shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Award Holder purports to transfer, charge or otherwise alienate the Award.

1.9. Execution of Award Certificate by Award Holder

The Award Certificate shall be in a form requiring execution on behalf of the Company and by the Eligible Employee. The Board may, at its discretion, specify that the Eligible Employee must return the executed Award Certificate by a specified date and that failure to return the Award Certificate by such date shall result in the Award Certificate not being executed.

For the avoidance of doubt, this Rule 1.9 does not impose any obligation (implied or otherwise) on the Company to procure the execution of the Award Certificate, notwithstanding that it is returned by the specified date or there is no specified date.

1.10. Award of Restricted Shares (including Linked Shares)

This Rule 1.10 sets out specific provisions in relation to an Award of Restricted Shares including, for the purposes of this Rule 1.10, an acquisition of Linked Shares under a Linked Award.

●

An Award Holder who is made such an Award must enter into an agreement (a “Restricted Share Agreement” or a “Linked Share Agreement”, as applicable) with the Company providing that any Plan Shares that become Unreleased Shares may be converted into Deferred Shares and be repurchased by the Company for no (or nominal) consideration in accordance with the Articles. Subject always to the Articles, the agreement will also provide that, except for transfer on death of the Award Holder to his personal representatives, the Award Holder will not transfer or assign the Plan Shares subject to his Award.

●

The Award Holder will sign any document (including a blank stock transfer form) requested by the Company. The Company may provide that the Award will lapse if the documents are not signed within any specified period.

FARFETCH.COM LIMITED 2015 LONG-TERM INCENTIVE PLAN

●

As soon as practicable after the Award Date of such an Award the Company will procure that the relevant number of Plan Shares is transferred or issued[1], as the case may be (including in each case out of treasury or otherwise) to the Award Holder.

●

Except to the extent set out in the Restricted Share Agreement or Linked Share Agreement or these Rules, the Award Holder shall have all the rights in respect of Restricted Shares or Linked Shares, as applicable, from the date of transfer until the date the Restricted Share Award lapses or the Linked Shares become Unreleased.

●

Except to the extent set out in the Restricted Share Agreement or Linked Share Agreement or these Rules, the Award Holder will waive any dividends receivable on shares which have not been Released unless the Board determines otherwise at the date of payment.

1.11. Employee Shareholder Shares

Where the Award of Restricted Shares or, in the case of a Linked Award, Linked Shares, is intended to provide Employee Shareholder Shares, the Award Holder shall as a condition of acquisition of the Plan Shares enter into an Employee Shareholder’s Agreement which will comply with the requirements of UK Employment Rights Act 1996 and take such other steps as are required under the terms of the Employee Shareholder’s Agreement or applicable legislation in order to ensure that the relevant Plan Shares are Employee Shareholder Shares.

2. Plan Limits

2.1. General

The aggregate number of Plan Shares over which Awards may be made shall be subject to such limits as may be agreed by the Board (subject to the approval of the relevant members or directors of the Company in accordance with the terms of the Articles or the Subscription and Shareholders’ Agreement) from time to time.

2.2. Linked Awards

Where an Award is a Linked Award, the Linked Shares shall not be taken into account for the purposes of the limits under Rule 2.1 but, for the avoidance of doubt, the maximum number of Plan Shares that may be acquired under the Linked Option shall be taken into account for the purposes of that limit.

2.3. Scaling down

If the making of an Award would cause the limits specified in this Rule 2 to be exceeded, such Award shall take effect as an Award over the maximum number of Plan Shares which does not cause the limit to be exceeded. If more than one Award is made on the same Award Date, the number of Plan Shares which would otherwise be subject to each Award shall be reduced pro rata.

[1]	For ESS must be issued directly to the Award Holder, not transferred from an existing shareholder

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3. Award Price

The Award Price shall be determined by the Board and may be any price except in the case of an Award of Restricted Shares or acquisition of Linked Shares as part of a Linked Award made pursuant to an Employee Shareholder’s Agreement, in which case the Award Price shall be nil. Where the Board has determined that an Award will be satisfied by the issue of new shares and the Award Price is less than the nominal value of a Plan Share the Company will ensure that at the time of issue of the Plan Shares arrangements are in place to pay up the nominal value of the relevant Plan Shares.

4.	Performance Target and Conditions

4.1. Setting of Performance Target and conditions

The Vesting of an Award and the extent to which it Vests may be subject to the satisfaction of any Performance Targets and conditions set by the Board. Any Performance Target or any condition imposed under this Rule 4.1 shall be set out in, or attached in the form of a schedule to, the Award Certificate.

4.2.	Substitution, variation or waiver of Performance Target or conditions

If the Board considers that any Performance Target or any condition imposed under Rule 4.1 subject to which an Award has been made is no longer appropriate, the Board may substitute, vary or waive any Performance Target or condition in such manner (and make such consequential amendments to the Rules) as it thinks fit.

The Award shall then take effect subject to any Performance Target or the other condition as substituted, varied or waived.

4.3.	Performance Target or conditions can no longer be satisfied

If the Board determines that any Performance Target or condition imposed under Rule 4.1 has not been satisfied either in whole or in part in relation to an Award and can no longer be satisfied either in whole or in part, the Award shall lapse immediately either in whole or as to such part as the Board determines in its discretion.

4.4.	Notification of Award Holders

The Company shall, as soon as practicable, notify each Award Holder concerned of any determination made by it under this Rule 4.

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Part B —Vesting, exercise and Release Provisions

5. Vesting of Awards

5.1. Earliest date for Vesting of Awards

Subject to Rule 7, an Award will Vest on the latest of:

●	the relevant date or dates specified in the Award Certificate under Rule 1.4 (which, unless otherwise specified, shall be as set out in Schedule 2); and
●	the date on which the Board determines that the Performance Target and any further condition imposed under Rule 4.1, have been satisfied.

5.2. Effect of Award Vesting

Subject to the Rules, the effect of an Award Vesting shall be:

●

in the case of an Option, that the Award Holder is entitled to exercise the Option in accordance with Rule 6.3 to the extent that it has Vested at any time following or immediately prior to a Release Event (or later date of Vesting) until it otherwise lapses in accordance with the Rules;

●

in the case of an Award of Restricted Shares, in accordance with Rule 6.1 the Restricted Shares shall be Released at or immediately prior to a Release Event (or later date of Vesting) to the extent that the Award has Vested;

●

in the case of a Linked Award, that the Award Holder is entitled to submit a Realisation Notice in respect of the Linked Award to the extent Vested at any time following or immediately prior to a Release Event (or later date of Vesting), leading to the Release of the Linked Shares and/or exercise of the Linked Option in accordance with Rule 6.4.

For the avoidance of doubt an Award may not be exercised or Released (as applicable) before it Vests.

5.3. Power to declare Awards Vested

If the Board in its absolute discretion considers it appropriate, it may determine that Unvested Awards Vest in full or in part forthwith or on a specified future date, notwithstanding Rule 5.1 and subject to such further conditions as the Board may reasonably require.

5.4. Effect of cessation of Relevant Employment

An Award shall Vest only while the Award Holder is in Relevant Employment, and if an Award Holder ceases to be in Relevant Employment, any Award made to him shall lapse on cessation to the extent that it has not Vested unless and to the extent that the Board determines within 90 days after cessation that all or part of the Unvested Option shall Vest with effect at cessation. Subject to Rule 5.5, this Rule 5.4 shall apply where the Award Holder ceases to be in Relevant Employment in any and all circumstances (including, in particular, but not by way of limitation, where the Award Holder is dismissed unfairly, wrongfully, in breach of contract or otherwise).

Awards held by an Award Holder who has given or received notice of termination of employment or services (whether or not lawful) shall not Vest during this period. If an Award would otherwise have Vested during this period, and the notice is withdrawn, the Award will Vest when notice is withdrawn.

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Subject to Rule 5.5 and 6.12, if an Award Holder ceases to be in Relevant Employment for any reason, any Award that has Vested at the date of cessation shall not lapse and may be retained until it otherwise lapses in accordance with the Rules.

In the event of the death of an Award Holder, subject to Rule 6.12 his personal representatives shall be entitled to retain any Award that has Vested at the date of death, which may be retained until it otherwise lapses in accordance with the Rules.

5.5. Effect of Award Holder becoming Bad Leaver

If an Award Holder becomes a Bad Leaver, unless the Board in its discretion determines otherwise, any Award made to him, whether Vested, part Vested or not Vested, shall lapse immediately with the effect that any outstanding Options and Linked Options may not be exercised and any Restricted Shares and Linked Shares shall immediately become Unreleased and shall be subject to the provisions of the Restricted Share Agreement or Linked Share Agreement, as applicable, specified in Rule 1.10.

5.6. Meaning of ceasing to be in Relevant Employment

For the purposes of the Plan, an Award Holder shall not be treated as ceasing to be in Relevant Employment until he no longer holds any office or employment with any Group Member.

6. Release of Awards and Exercise of Options

6.1. Release of Restricted Shares

As set out in Rule 5.2, in respect of an Award of Restricted Shares (but not, for the avoidance of doubt, Linked Shares), the Restricted Shares shall be Released at (or, at the discretion of the Board, immediately prior to) a Release Event (or later date of Vesting) to the extent that the Award has Vested.

6.2.	Options and Linked Awards may be exercised in whole or in part

Subject to any scaling down of Linked Options under Rule 6.4, a Vested Option may be exercised and a Linked Award may be realised in whole or in part at any time permitted under the Rules following (or, at the discretion of the Board, immediately prior to) a Release Event (or later date of Vesting) to the extent that the Award has Vested. If exercised in part, the unexercised part of the Option and unrealised part of the Linked Award shall not lapse as a result and shall remain exercisable or realisable as applicable.

6.3. Procedure for exercise of Options

An Option (for the avoidance of doubt excluding a Linked Option) shall be exercised by the Award Holder delivering to the Company a duly completed notice of exercise in the form from time to time prescribed by the Company, specifying the number of Plan Shares in respect of which the Option is being exercised, and either accompanied by the Award Price (if any) in full or confirmation of arrangements satisfactory to the Board for the payment of the Award Price, together with any

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payment and/or documentation required under Rule 11 and, if required, the Award Certificate (or indemnity in respect thereof in a form acceptable to the Board).

For the avoidance of doubt, the date of exercise of an Option shall be the date of the receipt of the notice of exercise or such other date as specified therein with the agreement of the Board and compliance with the first paragraph of this Rule 6.3.

6.4. Procedure for realisation of Linked Awards

In order to realise a Linked Award, the Award Holder shall deliver to the Company a duly completed Realisation Notice in the form from time to time prescribed by the Company, specifying the number of Plan Shares in respect of which the Award is to be realised, and either accompanied by the Award Price (if any) in respect of the relevant Linked Option in full or confirmation of arrangements satisfactory to the Board for the payment of the Award Price, together with any payment and/or documentation required under Rule 11 and, if required, the Award Certificate (or indemnity in respect thereof in a form acceptable to the Board).

Subject to Rule 6.5, on receipt of the Realisation Notice, the calculations set out in Schedule 1 shall be carried out and the number of Plan Shares over which the Linked Option is exercised and the number of Plan Shares subject to the Linked Award which are Released shall be determined.

With effect immediately prior to the exercise of a Linked Option, the number of Plan Shares subject to the Linked Option shall be reduced and the number of Linked Shares shall be Released as set out in Schedule 1.

For the avoidance of doubt, the date of exercise of the Linked Option shall be the date of the receipt of the Realisation Notice or such later date as the above determination is made subject to compliance with the first paragraph of this Rule 6.4.

6.5.	Realisation of Linked Awards prior to an Exit Event

Where a Realisation Notice is received in respect of a Linked Award at any time other than at, after or in contemplation of an Exit Event, the Board may at its discretion determine that the Market Value of the Plan Shares subject to the Linked Award would be treated as equal to the Award Price and shall determine that no Linked Shares are Released.

6.6.	Return or repayment of Award Price where number of Plan Shares under Linked Option scaled down

If and to the extent that the Award Holder:

●	serves a valid Realisation Notice specifying a number of Plan Shares to which the Notice relates; and
●	makes a payment of an Award Price calculated by reference to such number; but
●	the Linked Option is treated as having been exercised in respect of a reduced number of Plan Shares, pursuant to Rule 6.4,

then the Company shall arrange for the return or repayment to the Award Holder of the relevant part of the Award Price.

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6.7.	Issue or transfer of Plan Shares on exercise of an Option or a Linked Option

Subject to Rule 6.8 and Rule 11, and to the obtaining of any necessary consents and/or resolutions (whether of the Company or its shareholders and whether pursuant to the Articles or otherwise) to compliance by the Award Holder with the Rules, the Company shall, as soon as reasonably practicable and in any event not later than thirty days after the exercise date of the Option (including for the purposes of this Rule 6.7 a Linked Option), arrange for the issue or transfer to the Award Holder of the appropriate number of Plan Shares.

6.8. Notification of Award Holder

In the case of the partial exercise of an Option or Linked Option, an Award Certificate in respect of, or the original Award Certificate endorsed to show, the unexercised part of the Option or Linked Option shall be issued to the Award Holder.

Following the realisation of a Linked Award, the Board shall notify the Award Holder of:

●	the number of Plan Shares in respect of which the Linked Option has been exercised;

●	the number of Plan Shares remaining subject to the Linked Option;

●	the number of Plan Shares in respect of which the Linked Option shall be treated as lapsing;

●	the number of Linked Shares that have been Released;

●	the balance of Linked Shares that remain subject to the Award but which have not been Released; and

●	the number of any Unreleased Linked Shares.

6.9. Net or Cash Settling

Subject to Rule 11, the Company may on exercise of an Option (including for the purposes of this Rule 6.8 a Linked Option):

●	make a cash payment to the Award Holder equal to the Gain on the date of exercise of the Option; or
●

arrange for the transfer or issue to the Award Holder of Plan Shares with a Market Value equal to the Gain on the date of exercise of the Option (rounded down to the nearest whole Plan Share). The Award Holder shall not be required to make payment for these Plan Shares.

6.10.	Dividend equivalents

An Award (except an Award of Restricted Shares or Linked Shares where the right to dividends has not been waived) shall include the right to receive an amount on Release, exercise or realisation (as applicable) equal in value to the dividends which were payable on the number of Plan Shares in respect of which the Award has Vested during the period between the Award Date and the date of Release, exercise or realisation (as applicable). The payment shall not include any associated tax credit.

The amount due may be settled in Plan Shares or in cash. Where the Plan Shares Released or acquired on settlement of the relevant underlying Award are subject to any further conditions or deferral, the amount due as dividend equivalents shall, unless the Board determines otherwise, be subject to equivalent conditions.

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The value of dividend equivalents receivable shall be reduced as set out in Schedule 1 in respect of Linked Awards. The Board may decide at any time not to apply this Rule 6.10 to all or any part of a dividend.

6.11.	US Taxpayers

This Rule 6.11 shall apply to US Taxpayers. Notwithstanding anything to the contrary contained in the Plan, no Option (including for the purposes of this Rule 6.11 a Linked Option) may be exercised later than 2.5 calendar months after the end of the Taxable Year in which the Option first becomes exercisable, provided that the Option shall lapse on any earlier date it would have lapsed had this rule not applied. The Rules of the Plan shall be interpreted accordingly.

For the purposes of this Rule 6.11, Taxable Year means the 12 month period in respect of which the Award Holder is obliged to pay US Tax or, if it would result in a longer exercise period, the 12 month period in respect of which the Award Holder’s employing company is obliged to pay tax. US Taxpayer means a person who is subject to taxation under the tax rules of the United States of America.

6.12.	Realisation following cessation of Relevant Employment

Subject to Rule 9, if an Award Holder has retained a Vested Award following cessation of Relevant Employment in accordance with Rule 5.4 the Award Holder shall be entitled to exercise the Vested proportion of his Options or Linked Options in accordance with these Rules, and Restricted Shares or Linked Shares shall be Released in accordance with these Rules, in either case on or after a Release Event. In the case of Options or Linked Awards, following the death of an Award Holder, his personal representatives shall be entitled to exercise the Vested proportion of his Options or Linked Options in accordance with these Rules, and Restricted Shares or Linked Shares transmitted to his personal representatives shall be Released in accordance with these Rules, in either case on or after a Release Event.

6.13.	Power to declare Release Event

If the Board in its absolute discretion considers it appropriate, it may determine that a Release Event has occurred such that all of a Vested Award, or such proportion as the Board may determine at its discretion, may be realised forthwith or on a specified future date, subject to such further conditions as the Board may reasonably require, which may include a provision that an Option or a Linked Option may lapse if it has not been exercised within a reasonable period notified to the Award Holder.

6.14.	Latest date for exercise of Options and Release of Shares

An Option or a Linked Option may not be exercised after the tenth anniversary of the Award Date and if not exercised by that date the Option or Linked Award (as applicable) shall lapse.

Any Restricted Shares that have not been Released before the tenth anniversary of the Award Date shall become Unreleased Shares on the tenth anniversary of the Award Date.

6.15.	No exercise or Release while Dealing Restrictions apply

Plan Shares may not be issued or transferred or Released to an Award Holder (nor, in the case of an Option, may the Option be exercised) while Dealing Restrictions apply.

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6.16.	Interaction of Rules

If an Option has become exercisable or a Linked Award has become realisable under Rule 6 and, during the period allowed for the exercise of the Option or realisation of the Linked Award under Rule 6, the Option becomes exercisable under Rule 7 also (or vice versa), the period allowed for the exercise of the Option shall be the shorter of the period allowed by Rule 6 and the period allowed by Rule 7.

7.	Takeover, Reconstruction, Amalgamation or Winding-up of Company

7.1. Takeover

Subject to Rule 4.1 (Performance Targets and conditions) and Rule 8 (Replacement of Awards), where a person other than a New Holding Company obtains a Controlling Interest of the Company as a result of making an offer to acquire Plan Shares which is an Exit Event, Unvested Awards will Vest on the date the person obtains a Controlling Interest, (for the avoidance of doubt, except to the extent the Award has already lapsed under any other provision of these Rules).

Subject to Rule 7.9, to the extent Vested, Restricted Shares shall be Released on the date the person obtains a Controlling Interest, Options may be exercised and a Realisation Notice may be submitted in respect of Linked Awards at any time during the period of 30 days beginning with the time when the person making the offer has obtained a Controlling Interest. If not so exercised or realised, the Awards shall lapse at the end of such period unless the Board determines otherwise, in which case the Awards shall continue in force until such time as they lapse in accordance with the Rules.

7.2. Compulsory acquisition of Company

Subject to Rule 4.1 and Rule 8, in the event that legislation is enacted in the Isle of Man that is substantially similar to the “squeeze out” provisions of the UK Companies Act 2006, then if a person other than a New Holding Company becomes entitled or bound to acquire shares in the Company under such legislation in circumstances that constitute an Exit Event, Unvested Awards will Vest, (for the avoidance of doubt, except to the extent the Award has already lapsed under any other provision of these Rules).

Subject to Rule 7.9, to the extent Vested, Restricted Shares shall be Released on the date the person serves a notice under the applicable legislation and Options may be exercised and a Realisation Notice may be submitted in respect of Linked Awards at any time during the period beginning with the date the person serves such notice and ending seven clear days before the date on which the person ceases to be entitled to serve such a notice. If not so exercised or realised, the Award shall lapse at the end of the seven days.

7.3. Reconstruction or amalgamation of Company

Subject to Rule 4.1 and Rule 8, if a person other than a New Holding Company proposes to obtain a Controlling Interest of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 157 of the Companies Act 2006 that constitutes an Exit Event, Unvested Awards will Vest on the date of the court sanction as set out below, (for the avoidance of doubt, except to the extent the Award has already lapsed under any other provision of these Rules).

Subject to Rule 7.9, to the extent Vested, Restricted Shares shall be Released on the date the compromise or arrangement is sanctioned by the court, Options may be exercised and a Realisation

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Notice may be submitted in respect of Linked Awards at any time during the period of 30 days from such date and if not exercised or realised within that period the Award shall lapse.

7.4. Winding-up of Company

Subject to Rule 4.1 and Rule 8, if notice is given of a resolution for the voluntary winding-up of the Company that is an Exit Event, Unvested Awards will Vest on the date notice is given (for the avoidance of doubt, except to the extent the Award has already lapsed under any other provision of these Rules).

Subject to Rule 7.9, to the extent Vested, Restricted Shares shall be Released on the date notice is given, Options may be exercised and a Realisation Notice may be submitted in respect of Linked Awards at any time during the period of 30 days from the date of the notice and if not exercised or realised within that period the Award shall lapse.

7.5. Asset Sale

Subject to Rule 4.1 and Rule 8, in the event of a distribution following an Asset Sale that is an Exit Event, Unvested Awards will Vest (for the avoidance of doubt, except to the extent the Award has already lapsed under any other provision of these Rules).

Subject to Rule 7.9, to the extent Vested, Restricted Shares shall be Released and Options may be exercised and a Realisation Notice may be submitted in respect of Linked Awards at such date that entitles the Plan Shares to participate in such distribution. If not exercised or realised within that period the Award shall lapse, unless the Board at its discretion determines otherwise in which case it shall be retained and remain subject to the Rules until it otherwise lapses under the Rules.

7.6. Demergers and Other Events

The Board may determine that all or a proportion of Unvested Awards will Vest and that a Release Event has occurred if it becomes aware that the Company will be affected by a demerger, distribution (which is not an ordinary dividend or an Exit Event) or other transaction not otherwise covered by the Rules.

The proportion of the Unvested Awards which may Vest will be determined by the Board in its absolute discretion and subject to such conditions as it may require, taking into account such factors as the Board may consider relevant including, but not limited to, the time the Award has been held by the Award Holder and having regard to any Performance Target or other condition imposed under Rule 4.1.

Subject to Rule 7.9, Vested Options may be exercised and a Realisation Notice may be submitted in respect of Vested Linked Awards at any time during the period determined by the Board and if not exercised within that period it shall lapse, unless the Board at its discretion determines otherwise in which case it shall be retained and remain subject to the Rules until it otherwise lapses under the Rules.

7.7. Meaning of “obtains a Controlling Interest of the Company”

For the purpose of this Rule 7 a person shall be deemed to have obtained a Controlling Interest of the Company if he and others Acting In Concert with him have together obtained a Controlling Interest of it.

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7.8. Notification of Award Holders

The Board shall, as soon as reasonably practicable, notify each Award Holder of the occurrence of any of the events referred to in this Rule and explain how this affects their position under the Plan.

7.9. Realisation of Awards prior to a corporate event

Where the Board is aware that an event is likely to occur under Rule 7, if the Board in its absolute discretion considers it appropriate, the Board may determine that Unvested Awards may Vest, in accordance with this Rule 7, and that a Release Event has occurred immediately prior to the event taking place. Provided that an Award Holder has been given a minimum of 30 days’ notice of such determination, any unexercised Options or Linked Awards in respect of which a Realisation Notice has not been submitted will lapse immediately prior to or on (as the case may be) the occurrence of the relevant event unless the Board determines otherwise.

8. Replacement of Awards

8.1. Circumstances in which exchange can occur

If a company (including for the purposes of this Rule 8.1 a New Holding Company) (“the Acquiring Company”) acquires a Controlling Interest of the Company an Award Holder may, at any time during a period specified by the Board , by agreement with the Acquiring Company, release his Award in exchange for a new award (“New Award”). For the avoidance of doubt, an Award which is not already Vested and is so released shall not Vest pursuant to Rule 7, unless the Board at its discretion determines otherwise.

If the Award Holder does not release the Award within the specified period, the Award shall lapse at the end of such period, unless the Board at its discretion determines otherwise.

8.2. Terms of Exchange

The following applies in respect of the New Award:

●	the Award Date of the New Award shall be deemed to be the same as the Award Date of the Award;
●	the New Award will be in respect of shares in a company determined by the Board;
●

The New Award must be equivalent to the Award and Vest at the same time and in the same manner as the Award. Whether an Award is “equivalent” will be determined by the Board taking account of the total value of Plan Shares and total Award Price of the Award at the date of exchange;

●

in the application of the Plan to the New Award, where appropriate, references to “the Company” and “Plan Shares” shall be read as if they were references to the company to whose shares the New Award relates, save that in the definition of “Board” the reference to “Company” shall be read as if it were a reference to Farfetch.com Limited.

8.3. Comparable Plan

Where there is a Release Event and the Board determines that a Comparable Plan is being provided following the Release Event, Unvested Awards shall not Vest as set out in Rules 7.1 to 7.5 and shall instead be replaced by an equivalent award under the Comparable Plan. The determination of whether a plan is a Comparable Plan and whether a replacement award is an equivalent award shall be at the discretion of the Board, but shall take into account the value of shares subject to an award under the Comparable Plan , the period over which the award will Vest and any performance conditions.

A Comparable Plan shall, unless the Board determines otherwise, contain provisions which in respect of awards which are a replacement for Unvested Awards under the Plan permit that award to Vest in

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full if the Award Holder ceases employment within the Vesting Period, other than for Gross Misconduct or voluntary resignation.

Where a Comparable Plan is offered, Unvested Awards may, if applicable, be exchanged in accordance with Rule 8.1 above for awards under the Comparable Plan, or otherwise the Award will lapse in accordance with the Rules and replacement awards will be made under the Comparable Plan.

For the avoidance of doubt, rights in respect of Vested Awards are not affected by the availability of the Comparable Plan.

9. Lapse of Awards

Notwithstanding any other provision of the Rules, an Award shall lapse on the earliest of:

●	the tenth anniversary of the Award Date;
●

the Board determining that any Performance Target or other condition imposed under Rule 4.1 has not been satisfied either in whole nor in part in respect of the Award and can no longer be satisfied in whole or in part in which case the Award shall lapse either in whole or as to such part in relation to which any Performance Target or other condition imposed under Rule 4.1 can no longer be satisfied;

●

subject to Rules 5.4 and 6.12, the Award Holder ceasing to be in Relevant Employment in any and all circumstances (including, in particular, but not by way of limitation, where the Award Holder is dismissed unfairly, wrongfully, in breach of contract or otherwise);

●	in respect of Options or Linked Awards where the Award Holder has ceased to be in Relevant Employment, 12 months following the Release Event applicable to the Award;
●	any date provided for under these Rules; and
●	the date on which the Award Holder becomes bankrupt or enters into a compromise with his creditors generally, unless the Board at its discretion determines otherwise.

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Part C —Procedural Provisions

10.	Adjustment of Awards on Reorganisation

10.1.	Power to adjust Awards

In the event of a Reorganisation, the number of Plan Shares subject to an Award, the description of the Plan Shares, the Award Price, or any one or more of these, shall be adjusted in such manner as the Board shall determine.

Subject to the Restricted Share Agreement or Linked Share Agreement, as applicable, the Award Holder shall have the same rights as any other shareholder in respect of Restricted Shares or Linked Shares in the event of a Reorganisation. Any shares, securities or other rights allotted to an Award Holder for no consideration or with the proceeds of sale of such rights (but not with new consideration provided by the Award Holder) as a result of such Reorganisation shall be treated as if they were awarded to the Award Holder at the same time as the Restricted Shares or Linked Shares in respect of which the rights were conferred and subject to the rules of the Plan and the terms of the Restricted Share Agreement or Linked Share Agreement, as applicable.

10.2.	Award Price

No adjustment shall be made to the Award Price which would result in the Plan Shares subject to an Award being issued at a price per Plan Share lower than the nominal value of a Plan Share except where the Board puts in place arrangements to pay up the nominal value at the date of issue of the Plan Shares (or the difference between the adjusted Award Price and the nominal value as the case may be).

10.3.	Notification of Award Holders

The Company shall, as soon as reasonably practicable, notify each Award Holder of any adjustment made under this Rule 10 and explain how this affects his position under the Plan.

11.	Accounting for taxes and social security contributions

11.1. Deductions

Unless the Award Holder discharges any liability that may arise himself, the Company or any Group Member (as the case may be) may withhold such amount, or make such other arrangements as it may determine appropriate, for example to sell or withhold Plan Shares, to meet any liability to taxes or social security contributions in respect of Awards.

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11.2.	Transfer of employer’s social security contributions

The Company may, at its discretion, require the Award Holder to pay all or any part of the employer’s social security contributions liability in relation to an Award under the Plan to the extent permitted by applicable legislation.

Where this discretion is exercised, the Board shall, where necessary to make such requirement effective, prior to the exercise of the relevant Option or Linked Option or Release of the relevant Restricted Shares or Linked Shares, resolve that the Award will not be cash settled, as permitted under Rule 6.8.

11.3.	Execution of Document by Award Holder

The Company may require an Award Holder to execute a document in order to bind himself contractually to any such arrangement as is referred to in Rules 11.1 and 11.2 and return the executed document to the Company by a specified date. It shall be a condition of Vesting of the Award that the executed document be returned by the specified date unless the Board determines otherwise.

11.4.	Tax elections

The Board may, at its discretion, determine that an Option (including a Linked Option) may not be exercised or the Plan Shares the subject of an Award of Restricted Shares or Linked Shares acquired as part of a Linked Award may not be issued or transferred to the Award Holder (or for his benefit) unless the Award Holder has beforehand signed an election under Chapter 2 of Part 7 of ITEPA 2003 or under section 83(b) of the Code or any local equivalent in the relevant jurisdictions.

12.	Issue and Listing of Plan Shares

12.1.	Rights attaching to Plan Shares

Except as set out in Rule 1.10 all Plan Shares issued and/or transferred under the Plan shall, as to voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the Plan Shares of the same class in issue at the date of issue or transfer save as regards any rights attaching to such Plan Shares by reference to a record date prior to the date of such issue or transfer.

12.2.	Availability of Plan Shares

The Company shall at all times use its reasonable endeavours to keep available sufficient authorised but unissued Plan Shares to satisfy all Awards which the Board has determined will be satisfied by the issue of Plan Shares (whether directly to the Award Holder or indirectly via the Trustees).

12.3.	Listing of Plan Shares

If and so long as Plan Shares are listed and traded on a stock exchange the Company shall apply for the listing of Plan Shares issued under the Plan as soon as practicable.

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13.	Relationship of Plan to Contract of Employment

13.1.	Contractual Provisions

Notwithstanding any other provision of the Plan:

●	the Plan shall not form part of any contract of employment or service agreement or letter of appointment between any Group Member and an Eligible Employee;
●

unless expressly so provided in his contract of employment or service agreement or letter of appointment, an Eligible Employee has no right to be made an Award and the receipt of an Award in one year (and the calculation of the Award Price in a particular way) is no indication that the Award Holder will be made any subsequent Award;

●

the benefit to an Eligible Employee of participation in the Plan (including, in particular but not by way of limitation, any Awards held by them) shall not form any part of their remuneration or count as their remuneration for any purpose and shall not be pensionable; and

●

an Eligible Employee who becomes a Bad Leaver shall not be entitled to compensation for the loss or diminution in value of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Awards held by them which lapse by reason of their becoming a Bad Leaver whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise or anything analogous thereto in any jurisdiction.

13.2.	Deemed Agreement

By executing and returning the Award Certificate to the Company, an Award Holder is deemed to have agreed to the provisions of this Rule 13.

14.	Administration of Plan

14.1.	Responsibility for administration

The Company shall be responsible for, and shall have the conduct of, the administration of the Plan. The Company may from time to time make, amend or rescind regulations for the administration of the Plan provided that such regulations shall not be inconsistent with the Rules.

14.2.	Board’s decision final and binding

The decision of the Board shall be final and binding in all matters relating to the Plan, including but not limited to the resolution of any dispute concerning, or any inconsistency or ambiguity in the Rules or any document used in connection with the Plan.

14.3.	Discretionary nature of Awards

All Awards shall be made entirely at the discretion of the Board. The exercise of any discretion of making of any decisions under the rules of the Plan shall be subject to such approvals of the Board or shareholders of the Company as are required by the Articles or the Subscription and Shareholders’ Agreement. Where the Board exercises its discretion in relation to Rules 5.3, 6.10, 6.13 or any part of Rule 7, such discretion shall, if applicable, be subject to the consent of an Investor Director Majority unless otherwise waived.

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14.4.	Provision of information

The Award Holder shall provide to the Company as soon as reasonably practicable such information as the Company reasonably requests for the purpose of complying with its obligations under any applicable legislation.

14.5.	Cost of Plan

The cost of introducing and administering the Plan shall be met by the Company. The Company shall be entitled, if it wishes, to charge an appropriate part of such cost to a Subsidiary.

14.6.	Data protection

By accepting the making of an Award, an Award Holder is deemed to consent to the holding, processing and transfer of personal data in relation to the Award Holder by or to the Company, any Group Member, the Trustees, any third party broker, registrar or administrator or any future purchaser of the Company or relevant Group Member employing the Award Holder for all purposes relating to the operation of the Plan.

14.7.	Third party rights

Nothing in these Rules confers any benefit, right or expectation on a person who is not an Award Holder. No such third party has any rights under the Contracts (Rights of Third Parties) Act 2001 to enforce any terms of these Rules.

15.	Amendment of Plan

15.1.	Power to amend Plan

Subject to Rule 15.2, the Board may from time to time amend the Rules (including, for the purposes of establishing a sub-plan for the benefit of employees located in different tax jurisdictions).

15.2.	Rights of existing Award Holders

An amendment may not adversely affect the rights of an existing Award Holder except where the amendment has been approved by those existing Award Holders who would be adversely affected by the amendment in such manner as would be required by the Articles (with appropriate changes) if the Plan Shares subject to those Options which would be so adversely affected had been issued or transferred to them (so that they had become shareholders in the Company) and constituted a separate class of shares.

15.3.	Notification of Award Holders

The Board shall, as soon as reasonably practicable, notify each Award Holder of any amendment to the Rules under this Rule 15 and explain how it affects his position under the Plan.

16.    Notices

16.1.	Notice by Company

Save as provided for by law, any notice, document or other communication given by, or on behalf of, the Company or to any person in connection with the Plan shall be deemed to have been duly given if delivered to him at his place of work, if sent by e-mail to such e-mail address as may be specified by

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him from time to time, or sent through the post in a pre-paid envelope to the postal address last known to the Company to be his address and, if so sent, shall be deemed to have been duly given on the date of posting.

16.2.	Deceased Award Holders

Save as provided for by law, any notice, document or other communication so sent to an Award Holder shall be deemed to have been duly given notwithstanding that such Award Holder is then deceased (and whether or not the Company has notice of his death) except where his personal representatives have established their title to the satisfaction of the Company and supplied to the Company an e-mail or postal address to which notices, documents and other communications are to be sent.

16.3.	Notice to Company

Save as provided for by law, any notice, document or other communication given to the Company in connection with the Plan shall be delivered or sent by hand or sent by email, fax or post to the Company Secretary at the Company’s registered office or such other e-mail or postal address as may from time to time be notified to Award Holders but shall not in any event be duly given unless and until it is actually received at the registered office or such e-mail or postal address.

16.4.	Award Certificate

For the avoidance of doubt, the Award Certificate may not be executed or delivered by e-mail or other such similar electronic communication.

17.	Governing Law and Jurisdiction

17.1. Plan governed by English law

The formation, existence, construction, performance, validity and all aspects whatsoever of the Plan, any term of the Plan and any Award made under it shall be governed by English law.

17.2.	English courts to have jurisdiction

The English courts shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan.

17.3.	Jurisdiction agreement for benefit of Company

The jurisdiction agreement contained in this Rule 17 is made for the benefit of the Company only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction.

17.4.	Award Holder deemed to submit to such jurisdiction

By executive and returning the Award Certificate to the Company, an Award Holder is deemed to have agreed to submit to such jurisdiction.

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18.     Interpretation

18.1.	Definitions

In this Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

Acting In Concert has the meaning given to it in The City Code on Takeovers and Mergers published by the Panel on Takeovers and Mergers (as amended from time to time);

Adoption Date means the date on which the Plan is adopted by the Board;

Articles means the articles of association of the Company from time to time;

Asset Sale means a sale of all or substantially all of the assets of the Company or the grant of an exclusive licence over all or substantially all of the assets of the Company;

Award means an Option or an award of Restricted Shares or a Linked Award made under the Plan;

Award Certificate means a statement in a form determined by the Company setting out details of the Award as set out in Rule 1.4;

Award Date means the date on which an Award is made in accordance with Rule 1.3;

Award Holder means an individual who holds an Award or, where the context permits, his legal personal representatives;

Award Price means the amount (if any) per Plan Share payable on the exercise of an Option, realisation of a Linked Award or acquisition of Restricted Shares or Linked Shares, determined in accordance with Rule 3;

Bad Leaver means an individual who ceases to be an Eligible Employee due to Gross Misconduct or who, following cessation of Relevant Employment, is in breach of any restrictive covenants prior to the applicable Release Event in respect of an Award;

Board means the board of directors of the Company or a duly authorised committee of it (which may where agreed by the Board include members who are not directors of the Company);

Code means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder;

Company means Farfetch.com Limited incorporated in the Isle of Man under company number 000657V;

Comparable Plan means a plan or other arrangement under which awards will be made to an Award Holder which are considered as commercially similar to Unvested Awards, in accordance with Rule 8.3;

Controlling Interest means an interest in shares giving to the holder or holders control of the Company within the meaning of section 1124 of the UK Corporation Tax Act 2010;

Dealing Restrictions means restrictions on dealings imposed by statute, order or regulation or Government directive, or by the Model Code or any code adopted by the Company based on the Model Code;

Deferred Shares has the meaning given in the Articles;

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Eligible Employee means an individual who, at the Award Date, is a bona fide employee or director (excluding, for the avoidance of doubt, a non-executive director) of a Group Member:

Employee Shareholder’s Agreement has the meaning given in section 205A of the UK Employment Rights Act 1996;

Employee Shareholder Shares are Plan Shares that meet the conditions set out in section 205A of the UK Employment Rights Act 1996;

Employees’ Share Scheme has the meaning set out in section 1166 of the UK Companies Act 2006;

Exit Event means a Liquidation, Listing, Sale or a distribution made in accordance with the Articles following an Asset Sale;

Financial Conduct Authority means the “competent authority” as that expression is defined in Part VI of the UK Financial Services and Markets Act 2000;

Gain means the difference between the Market Value of a Plan Share on the date of exercise of an Option and (ii) the Award Price, multiplied by the number of Plan Shares in respect of which the Option is being exercised;

Group means the Company and each of its Subsidiaries from time to time and Group Member shall be interpreted accordingly;

Gross Misconduct means a breach by the Award Holder of his service agreement which would entitle a Group Member to summarily terminate such service agreement or terms of service;

Investor Director Majority has the meaning given to it in the Articles;

ITEPA 2003 means the UK Income Tax (Earnings and Pensions) Act 2003;

Linked Award means a combined award consisting of a Linked Option and Linked Shares under which the right of exercise of the Linked Option is adjusted in accordance with Rule 6.4;

Linked Option means an Option granted to an Award Holder under a Linked Award and which, in the relevant Award Certificate, is expressed as being a Linked Option for the purposes of these Rules;

Linked Share Agreement means an agreement referred to in Rule 1.10;

Linked Shares means Plan Shares awarded as part of a Linked Award and which, in the relevant Award Certificate, are expressed as being Linked Shares for the purposes of these Rules where the Award Holder is the owner of the Plan Shares from the Award Date subject to the terms of the Linked Award;

Liquidation means the liquidation or winding up of the Company (except for the purposes of a solvent reorganisation, reconstruction or amalgamation where no cash or cash equivalent is distributed to shareholders of the Company);

Listing means a successful application being made to the United Kingdom Listing Authority and the London Stock Exchange plc for admission to listing and trading of any of the shares in the Company, or a successful application for admission to trading of any such shares to any other recognised investment exchange or overseas investment exchange;

London Stock Exchange means the London Stock Exchange plc or any successor body;

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Market Value on any day means

(a)

if at the relevant time Plan Shares are listed in the Daily Official List of the London Stock Exchange (or any other recognised stock exchange within the meaning of section 1005 of the UK Income Tax Act 2007 or the Alternative Investment Market of the London Stock Exchange), the middle market quotation (as derived from that List) on the preceding Dealing Day;

(b)	Where such value is determined at or around the time of an Exit Event, the value of the relevant share as implied by the terms of the relevant event; or

(c)	Where neither (a) nor (b) applies, the Prescribed Price determined in accordance with the Articles.

Model Code means the Model Code on directors’ dealings in securities as set out in Listing Rule 9, Annex 1 of the Listing Rules issued by the Financial Conduct Authority in its present form and as amended from time to time;

New Holding Company means a company which obtains a Controlling Interest of the Company where the New Holding Company’s shares are held in substantially the same proportions by substantially the same persons who previously held the Company’s shares;

Option means a right to acquire Plan Shares granted under the Plan, including a Linked Option where appropriate;

Performance Target means any performance target imposed as a condition of the Vesting of an Award under Rule 4.1 and as substituted or varied in accordance with Rule 4.2;

Plan means Farfetch.com Limited 2015 Long-Term Incentive Plan as amended from time to time;

Plan Shares means shares of any class in the capital of the Company (or any shares representing them);

Realisation Notice means a notice in respect of a Linked Award which sets out the number of Plan Shares over which the Linked Award is to be realised;

Released means, in relation to Restricted Shares and Linked Shares, that the transfer restrictions contained in the Restricted Share Agreement or Linked Share Agreement, as applicable, no longer apply so that the shares are transferrable or assignable in accordance with the Articles(and Release shall be interpreted accordingly);

Release Event means an Exit Event or such earlier date as the Board declares as a Release Event;

Relevant Employment means employment or directorship (as the case may be) with any Group Member;

Reorganisation means any variation in the share capital of the Company, including but without limitation a capitalisation issue, rights issue, rights offer or bonus issue and a sub-division, consolidation or reduction in the capital of the Company;

Restricted Shares means Plan Shares where the Award Holder is the owner of the Plan Shares from the Award Date subject to the Restricted Share Agreement;

Restricted Share Agreement means an agreement referred to in Rule 1.10;

Rules mean the rules of the Plan;

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Sale means the acquisition of a Controlling Interest as defined in the Articles as in effect at the Award Date, which for the avoidance of doubt excludes the acquisition of a Controlling Interest by a New Holding Company;

Subscription and Shareholders’ Agreement means the Subscription and Shareholders’ Agreement relating to Farfetch.com Limited dated 29 April 2014, as amended from time to time, together with any further Subscription and Shareholders’ Agreement relating to Farfetch.com Limited entered into during the term of the Plan;

Subsidiary means a company which is a subsidiary of the Company within the meaning of section 220 of the Companies Act 2006;

Trustees means the trustees of any trust created by a Group Member which, when taken together with the Plan, constitutes an Employees’ Share Scheme;

Unreleased Shares means Restricted Shares or Linked Shares that are not Released on or before the date on which the Award lapses or, in the case of a Linked Award, where the Linked Option has no remaining unexercised balance;

Vest means an Award Holder in relation to an Option becoming entitled to exercise an Option and in relation to Restricted Shares means the restrictions set out in the Restricted Share Agreement ceasing to have effect and in relation to a Linked Award becoming entitled to submit a Realisation Notice, subject in each case to the occurrence of a Release Event (and Vesting, Vested and Unvested shall be interpreted accordingly).

18.2.	Interpretation

In the Plan, unless otherwise specified:

●

save as provided for by law a reference to writing includes any mode of reproducing words in a legible form and reduced to paper or electronic format or communication including, for the avoidance of doubt, correspondence via e-mail; and

●	the UK Interpretation Act 1978 applies to the Plan in the same way as it applies to an enactment.

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Schedule 1- Calculations to be performed on receipt of Realisation Notice in respect of Linked Award

If a valid Realisation Notice has been received in respect of a Linked Award then this Schedule shall apply to determine (a) the number of Linked Shares that are Released; and (b) the actual number of Plan Shares subject to the Linked Option in respect of which the Linked Option shall be exercised at that time and which are therefore to be issued or transferred to the Award Holder; and (c) the number of Plan Shares subject to the Linked Option that the Option shall be treated as lapsing in respect of that Realisation Notice.

1	For the purposes of this schedule:

1.1	“Remaining Linked Shares Value” means the value of the Remaining Linked Shares calculated as follows:

Remaining Linked Shares Value=Remaining Linked Shares ×LMV

1.2	“LMV” shall mean the Market Value of a Linked Share on the relevant date less the Award Price paid for the Linked Share;

1.3	“OMV” shall mean the Market Value of a Plan Share subject to the Linked Option on the relevant date;

1.4	“Option Gain” means the ‘in the money value’ of the Plan Shares which are the subject of the Realisation Notice, such value being calculated as follows:

Option Gain=X×(OMV-Exercise Price + DE)

1.5

“DE” means the amount per share that has been paid by way of dividend or other distributions in respect of shares of the same class as the relevant Plan Shares in the period between the Award Date and the date of exercise or realisation as applicable, unless the Board has determined in accordance with rule 6.10 that such amounts are not due in respect of a particular dividend or other distribution.

1.6	“Exercise Price” means the Award Price of the Linked Option;

1.7	“Remaining Linked Shares” means such number of the Linked Shares that have not yet been Released at the relevant time and are still held by the Award Holder; and

1.8	“X” means the number of Shares in respect of which the Realisation Notice has been submitted, which is specified in the relevant Realisation Notice.

2	If there are no Remaining Linked Shares at the relevant date, the Linked Option shall be exercised over the number of Plan Shares specified in the Realisation Notice.

3	Linked Share Value less than Option Gain

3.1	If the Remaining Linked Shares Value is equal to or less than the Option Gain then:

3.1.1	subject to Rule 6.5, all of the Remaining Linked Shares shall be Released;

3.1.2	the Linked Option shall be exercised in respect of a number of Plan Shares (“Y”) where:

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Y =	(Option Gain – (X × DE) – Remaining Linked Shares Value)
(OMV – Exercise Price)

and Y shall be rounded down to the nearest whole number (provided that Y may not be more than X and if a negative number shall be treated as nil); and

3.1.3	the Linked Option shall lapse in respect of a number of Plan Shares calculated as X – Y;

3.1.4

The amount receivable by an Award Holder in respect of dividend equivalents in accordance with Rule 6.10 shall be limited to the amount of the Option Gain less the value of the Remaining Linked Shares Released in accordance with 3.1.1 and the gain at exercise of the Linked Option in accordance with 3.1.2, being Y × (OMV – Exercise Price).

4	Linked Share Value greater than Option Gain

4.1	If the Remaining Linked Shares Value is greater than the Option Gain then:

4.1.1	a number of the Remaining Linked Shares (“Z”) shall be Released, where:

Z =	Option Gain
LMV

and Z shall be rounded down to the nearest whole number;

4.1.2	the Linked Option shall be exercised in respect of none of the Plan Shares;

4.1.3	no dividend equivalents shall be payable in accordance with Rule 6.10; and

4.1.4	the Linked Option shall lapse in respect of such number of Plan Shares as is equal to X.

5

If the Realisation Notice is in respect of all remaining Plan Shares under the Linked Option, any Remaining Linked Shares after carrying out the computation in paragraph 4 above shall become Unreleased Linked Shares.

6	Any calculation to be carried out under this Schedule shall be performed by or on behalf of the Board, whose determination shall (in the absence of manifest error) be final and binding.

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Schedule 2 – Standard Vesting Schedule

The Vesting provisions below shall apply unless otherwise determined by the Board at the Award Date and set out in the Award Certificate.

The proportion of the Award that shall Vest and thereby eligible for [exercise/Release] on or after an Exit Event shall be as follows:

First anniversary of Award Date	25%
At the end of each calendar quarter thereafter	6.25%

Such that the Award will be fully Vested on the fourth anniversary of the Award Date

For the purposes of this schedule “calendar quarter” means a period of three months ending on the same day of the month as the Award Date (or the last day of the relevant month, if there is no such date).

Where there is an Exit Event prior to the first anniversary of the Award Date, the Award shall be treated as Vested as to 6.25% for each completed calendar quarter after the Award Date.

Where on a cumulative basis the number of Plan Shares calculated above is not a whole number, the number of Plan Shares Vesting shall be rounded down to the nearest whole share.

FARFETCH.COM LIMITED 2015 LONG-TERM INCENTIVE PLAN

Part II

The Farfetch.com Limited 2015

Long-Term Incentive Plan —

Non-employee plan

1	General

1.1	These rules shall form The Farfetch.com Limited 2015 Non-employee Long-Term Incentive Plan (“the 2015 Non-employee Plan”).

1.2

Notwithstanding that these rules shall incorporate certain provisions of The Farfetch.com Limited 2015 Long-Term Incentive Plan adopted by the Company on 13 February 2015 (“the 2015 LTIP”) the Non-employee Plan shall in no way form part of, and shall at all times remain independent and distinct from the 2015 LTIP.

2	Operative rules of the Non-employee Plan

2.1	The rules of the 2015 LTIP in place as at the date on which these rules are adopted shall with the following modifications form the rules of the 2015 Non-employee Plan:

2.1	References in the 2015 LTIP to “the Plan” shall be read as references to “the 2015 Non-employee Plan”;

2.2	The term ‘Employees’ Share Scheme’ shall be deleted from the definitions.

2.3	The following definitions shall be inserted:

“Break in Continuous Service” means that the provision of the Continuous Services by the NED or Service Provider has terminated or ceased for a reason other than:

(i)

where there is a change of status of the NED or Service Provider and notwithstanding the change in status that NED or Service Provider continues to provide services to the Company or any member of its Group in a different capacity which would, whether under the 2015 LTIP or any other plan operated by the Company, entitle the NED or Service Provider to participate in such plan;

(ii)	where any suspension of Continuous Service is on the basis of any leave of absence, or suspension agreed with the Board in advance; or

(iii)	any other reason as may be determined at the discretion of the Board.

“Service Provider” any person who is engaged by the Company or a member of its Group, otherwise than as an NED or an employee, to render services and is compensated for such services;

“Continuous Service” means that the Eligible Participant’s service with the Company or any member of its Group, whether as an NED or Service Provider, is not interrupted or terminated. A change in the capacity in which the Service Provider or

FARFETCH.COM LIMITED 2015 LONG-TERM INCENTIVE PLAN

NED renders service to the Company or a member of its Group as an NED or Service Provider or a change in the entity for which the NED or Service Provider renders such service, provided that there is no interruption or termination of the NED’s or Service Provider’s service with the Company or any member of its Group, shall not terminate an NED’s or Service Provider’s Continuous Service;

“NED” means a non-executive director of the Company or any member of its Group and who is not also an employee.

2.3	References in the 2015 LTIP to:

“Bad Leaver” shall instead be defined as “an Eligible Participant in relation to whom there has been a Break in Continuous Service due to Gross Misconduct or who, following a Break in Continuous Service, is in breach of any restrictive covenants or other contractual obligations prior to the applicable Release Event in respect of an Award.”

“Gross Misconduct” shall instead be defined as:

                         “in relation to a Break in Continuous Services, circumstances in which the Group Member which engages the Award Holder would have been entitled to summarily effect a Break in Continuous Services which, subject to the overriding discretion of the Board, shall include but not be limited to circumstances where:

(i)	the Award Holder has failed, refused or wilfully neglected to perform the services required of him in his capacity as Service Provider or NED:

(ii)	the Company believes in good faith that the Award Holder has engaged in fraudulent conduct in connection with the business of any Group Member or committed a felony; or

(iii)	the Award Holder has breached a trade secret or confidential information agreement with any Group Member.”

“employment” shall be read as “engagement”

“employee” shall be read as “Service Provider or NED”

“contract of employment” shall read as a reference to “contract relating to the Continuous Services”

“ceasing to be employed” and “ceases to be employed” shall read as a reference to “having had a Break in Continuous Service” and ‘cessation’ and ‘date of cessation’ shall be construed accordingly.

“Eligible Employee” shall be read as a reference to “Eligible Participant”

2.4

For the purposes of limits on Plan Shares available for award under the 2015 Non-employee Plan, the limit in Rule 2 of the 2015 LTIP shall apply to the 2015 Non-employee Plan together with the 2015 LTIP.

2.5	The words “unfair dismissal, wrongful dismissal” shall be deleted from Rule 13.1.

2.6	Rule 5.6 and the third bullet of Rule 13.1 of the 2015 LTIP shall not apply.